Kronos Worldwide, Inc.                   Contact:   Gregory M. Swalwell
Three Lincoln Centre                                Vice President, Finance
5430 LBJ Freeway, Suite 1700                        and Chief Financial Officer
Dallas, TX  75240-2697                              (972) 233-1700
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                                  News Release
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FOR IMMEDIATE RELEASE


                 KRONOS WORLDWIDE REPORTS SECOND QUARTER RESULTS

DALLAS, TEXAS...August 5, 2004...Kronos Worldwide, Inc. (NYSE:KRO) today reported net income for the second quarter of 2004 of $267.5 million, or $5.47 per diluted share, compared with net income of $41.8 million, or $.85 per diluted share, in the second quarter of 2003. For the first six months of 2004, Kronos reported net income of $277.3 million, or $5.67 per diluted share, compared with net income of $58.5 million, or $1.19 per diluted share, in the first six months of 2003. The primary reason for the increase in net income in the 2004 periods is due to certain income tax benefits, as described herein.

Sales of $295.8 million in the second quarter of 2004 were $29.2 million, or 11%, higher than the second quarter of 2003, and sales increased $39.5 million, or 8%, to $559.1 million for the first six months of 2004 as compared to the first six months of 2003, as the favorable effect of fluctuations in foreign currency exchange rates, which increased sales by approximately $13 million and $35 million, respectively, and higher TiO2 sales volumes more than offset the impact of lower average TiO2 selling prices.

The Company's operating results in the second quarter of 2004 include income of $6.3 million ($.08 per diluted share, net of income taxes) related to the settlement of a contract dispute with a customer. The Company's TiO2 segment profit (see description of non-GAAP information below) for the second quarter of 2004 was $40.1 million compared with $35.5 million in the second quarter of 2003, and was $66.4 million for the first six months of 2004 compared with $69.7 million for the first six months of 2003. In addition to the favorable effect of the contract dispute settlement, segment profit comparability was principally impacted by fluctuations in foreign currency exchange rates, which favorably impacted segment profit comparability by approximately $6 million and $8 million for the quarter and year-to-date periods, respectively, the higher sales volumes and the lower average TiO2 selling prices.

The Company's average selling prices in billing currencies (which excludes the effects of fluctuations in the value of the U.S. dollar relative to other currencies) during both the second quarter and first six months of 2004 were 5% lower than the respective periods of 2003. Expressed in U.S. dollars computed using actual foreign currency exchange rates prevailing during the respective periods, the Company's average selling prices in the second quarter of 2004 were comparable to the second quarter of 2003 and were 2% higher for the first six months of 2004 compared with 2003. Reflecting the partial implementation of prior price increase announcements, the Company's average selling prices in the second quarter of 2004 were generally flat compared to the first quarter of 2004, reversing the downward trend in selling prices that has existed since the third quarter of 2003.

The Company's second quarter 2004 TiO2 sales volumes increased 13% from the second quarter of 2003, as higher sales volumes in European and export markets more than offset the effect of lower volumes in Canada. TiO2 sales volumes for the first six months of 2004 increased 6% from the first six months of 2003. The Company's second quarter 2004 TiO2 production volumes were 3% higher than the second quarter of 2003, and were 1% higher for the first six months of 2004 compared to 2003, with operating rates at near full capacity in all periods presented. Finished goods inventories at June 30, 2004, which represented 1.8 months of average sales, were lower as compared to December 31, 2003. Kronos' sales and production volumes in the first six months of 2004 were both new records for Kronos.

Interest expense to affiliates in the second quarter and first six months of 2004 increased $4.2 million and $8.3 million, respectively, from the comparable prior year periods primarily due to interest on the Company's $200 million 9% long-term note payable to NL Industries, Inc. that the Company distributed to NL in December 2003. In addition, other interest expense increased due to relative changes in foreign currency exchange rates, which increased the U.S. dollar equivalent of interest expense on the Company's euro-denominated Senior Secured Notes by approximately $600,000 and $1.7 million in the second quarter and first six months of 2004, respectively, as compared to the year-ago periods.

The Company's income tax benefit in the 2004 periods includes a second quarter $245.6 million tax benefit ($5.02 per diluted share) related to the reversal of a deferred income tax asset valuation allowance attributable to the Company's income tax attributes in Germany (principally net operating loss carryforwards). The reversal of the German valuation allowance reflects the Company's revised estimate of its ability to utilize its German net operating loss carryforwards in the future under the "more-likely-than-not" recognition criteria. In the second quarter of 2003, the Company recognized a $24.6 million income tax benefit ($.50 per diluted share) related to the previously-reported favorable German court ruling concerning its claim for refund suit.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to:

o    Future supply and demand for the Company's products,
o    The cyclicality of certain of the Company's businesses,
o    Customer inventory levels,
o    Changes in raw material and other operating costs,
o    The possibility of labor disruptions,
o    General global economic and political conditions,
o    Competitive products and substitute products,
o    Customer and competitor strategies,
o    The impact of pricing and production decisions,
o    Competitive technology positions,
o    Fluctuations in currency exchange rates,
o    Operating interruptions,
o    The ability of the Company to renew or refinance credit facilities,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax controversies,
o The ultimate ability to utilize income tax attributes, the benefit of which has been recognized under the "more-likely-than-not" recognition criteria,
o    Government laws and regulations and possible changes therein,
o    The ultimate resolution of pending litigation, and
o    Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecast or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company's results as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information which the Company believes provides useful information to investors:

o The Company discloses percentage changes in its average TiO2 selling prices in billing currencies, which excludes the effects of foreign currency translation. The Company believes disclosure of such percentage changes allows investors to analyze such changes without the impact of changes in foreign currency exchange rates, thereby facilitating period-to-period comparisons of relative changes in average selling prices in the actual various billing currencies. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the percentage change in average selling prices in billing currencies will be higher or lower, respectively, than such percentage changes would be using actual exchange rates prevailing during the respective periods.
o The Company discloses segment profit, which is used by the Company's management to assess the performance of the Company's TiO2 operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's TiO2 operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company's TiO2 operations.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

                             KRONOS WORLDWIDE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In millions, except per share and metric ton data)
                                   (Unaudited)


                                                                  Three months ended          Six months ended
                                                                       June 30,                   June 30,
                                                               -----------------------------------------------------
                                                                   2003        2004          2003         2004
                                                               -----------------------------------------------------

Net sales                                                       $    266.6  $   295.8     $    519.6   $   559.1
Cost of sales                                                        197.6      227.5          386.1       429.8
                                                               ----------- ----------    -----------  ----------

    Gross margin                                                      69.0       68.3          133.5       129.3

Selling, general and administrative expense                           31.0       35.0           60.4        70.2
Other operating income (expense):
  Currency transaction gains (losses), net                            (2.7)        .3           (3.8)         .6
  Contract dispute settlement                                          -          6.3            -           6.3
  Corporate expense                                                    (.9)       (.8)          (1.6)       (1.3)
                                                               ----------- ----------    -----------  ----------

    Income from operations                                            34.4       39.1           67.7        64.7

Other income (expense):
  Trade interest income                                                 .2         .2             .4          .4
  Interest income from affiliates                                       .3        -               .7           -
  Other interest income                                                 .1         .2             .1          .4
  Interest expense to affiliates                                       (.3)      (4.5)           (.7)       (9.0)
  Other interest expense                                              (8.4)      (8.6)         (16.4)      (17.8)
                                                               ----------- ----------    -----------  ----------

    Income before income taxes                                        26.3       26.4           51.8        38.7


Income tax benefit                                                   (15.5)    (241.1)         (6.7)      (238.6)
                                                               ----------- ----------    -----------  ----------

    Net income                                                 $       41.8 $   267.5    $      58.5   $   277.3
                                                               ============ =========    ===========  ==========


Basic and diluted net income per share                         $        .85 $    5.47    $      1.19   $    5.67
                                                               ============ =========    ===========   =========


Basic and diluted weighted-average
shares used in the calculation of net
income per share                                                       48.9      48.9           48.9        48.9

TiO2 data - metric tons in thousands:

  Sales volumes                                                      121.1      136.5          239.5       254.6
  Production volumes                                                 119.5      122.8          236.7       239.7

                             KRONOS WORLDWIDE, INC.

                       RECONCILIATION OF SEGMENT PROFIT TO
                             INCOME FROM OPERATIONS
                                  (In millions)
                                   (Unaudited)


                                                                  Three months ended          Six months ended
                                                                       June 30,                   June 30,
                                                               -----------------------------------------------------
                                                                   2003        2004          2003         2004
                                                               -----------------------------------------------------

Segment profit                                                  $     35.5  $    40.1      $    69.7   $    66.4

Adjustments:

   Trade interest income                                               (.2)       (.2)           (.4)        (.4)

   Corporate expense                                                   (.9)       (.8)          (1.6)       (1.3)
                                                                ----------  ---------      ---------   ---------

Income from operations                                          $     34.4  $    39.1     $     67.7    $   64.7
                                                                ==========  =========     ==========    ========



                     RECONCILIATION OF PERCENTAGE CHANGE IN
                             AVERAGE SELLING PRICES
                                   (Unaudited)


                                                                  Three months ended            Six months ended
                                                                       June 30,                     June 30,
                                                                    2003 vs. 2004                2003 vs. 2004
                                                                   ----------------            ----------------

Percentage change in average selling prices:
    Using actual foreign currency exchange rates                              - %                        +2%
    Impact of changes in foreign currency exchange rates                     -5%                         -7%
                                                                        --------                    --------
    In billing currencies                                                    -5%                         -5%
                                                                        ========                    ========